Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “KING MERGER SUB II LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2019, AT 5:40 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
7465941 8100 SR# 20195430472	Authentication: 203025554
Date: 06-14-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION	State of Delaware Secretary of State Division of Corporations Delivered 05:40 PM 06/13/2019 FILED 05:40 PM 06/13/2019 SR 20195430472 - File Number 7465941
OF
KING MERGER SUB II LLC

The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:

FIRST:    The name of the limited liability company is King Merger Sub II LLC.

SECOND:    The address of the limited liability company’s registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, City of Wilmington, State of Delaware 19801. The name of the limited liability company’s registered agent at such address for service of process on the limited liability company in the State of Delaware is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 13th day of June, 2019.

By:
Name: William R. Tevlin
Title: Authorized Person